UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Airgas, Inc.

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Interoffice Memo

Airgas, Inc 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 (610) 687-5253 Fax: (610) 687-1052 http://www.airgas.com

To:	All Airgas Associates
From:	Peter McCausland
Date:	June 21, 2010
Subject:	Preliminary Proxy Filing

I am writing to update you on some recent events, and to thank you again for your continued hard work and dedication to Airgas.

Airgas Filing of Preliminary Proxy

Today we filed a preliminary proxy statement with the Securities & Exchange Commission (“SEC”) in connection with our 2010 Annual Meeting of Stockholders. In advance of our Annual Meeting, which we expect to hold on or before September 17, we will ask Airgas stockholders to re-elect three highly-qualified and experienced directors and to vote against Air Products’ nominees and by-law amendment proposals.

In addition to me, the two other directors up for re-election are:

•

W. Thacher Brown, who has been an Airgas director since 1989 and is one of Airgas’ longest-serving directors. He brings to the Board his many years of experience as a chief executive officer, investment professional and public company director and committee member; and

•	Richard C. Ill, who has been an Airgas director since 2004 and has over 45 years of public company experience in management, manufacturing and operations.

The directors on our Board have an in-depth understanding of our company and the industrial gas industry, and they have always acted — and will continue to act — in the best interests of all Airgas stockholders. Despite Air Products’ self serving claims to the contrary, the Airgas Board is keenly aware of its duties and has created tremendous value for Airgas stockholders.

In fact, under the leadership of this Board, Airgas has delivered a total shareholder return of 85% over the past five years, and a return of 4,201% since the Company’s IPO in 1986, more than seven times the return of the S&P 500 Index. That places Airgas above 94% of all companies in the S&P 500 Index in shareholder return since IPO.

In addition, since fiscal 2001, the Airgas Board has overseen:

•	More than 90 acquisitions;

•	Footprint expansion from 700 locations to 1,100;

•	A doubling of our cylinder population to 10+ million;
•	Growth of our ASU production network from 2 to 16 plants;

•	An excellent track record of double-digit growth in revenue, EBITDA[1], and earnings per share (EPS); and

•	A 20% compound annual growth rate for adjusted cash flow from operations.[2]

As evidenced by Airgas’ successful strategy and proven track record of value creation, as well as the Board’s significant ownership of Airgas stock, your Board is deeply committed to protecting and advancing the best interests of all Airgas stockholders.

[1]	EBITDA is defined as Earnings Before Interest, Taxes, Depreciation and Amortization.
[2]	Reconciliation of adjusted cash from operations is available on the airgas.com website – Investor Info/GAAP Reconciliation.

Air Products Filing of its Preliminary Proxy

As you may know, last week Air Products filed its own preliminary proxy materials. Air Products has nominated three individuals to stand for election to the Airgas Board of Directors and has put forth three shareholder proposals.

We believe Air Products’ interests are diametrically opposed to those of Airgas stockholders. If elected, Air Products’ nominees, who have been selected and paid by Air Products, could hold views that are colored by their relationship with Air Products, and work to advance Air Products’ interests at the expense of the other Airgas stockholders. In stark contrast to the members of the Airgas Board of Directors, Air Products has no duty to act in the best interests of Airgas’ stockholders. Further, the Air Products nominees lack relevant industry experience.

Given the grossly inadequate value offered by Air Products, the Airgas Board has repeatedly determined that discussions with Air Products are not warranted and that the continued execution of Airgas’ strategic plan is in the best interests of the Company and its stockholders. Similarly, the Airgas Board unanimously recommends that stockholders disregard Air Products’ nominees and vote for Airgas’ highly-qualified and experienced directors.

What You Can Expect Until the Annual Meeting

In order to advance its hostile offer, we expect that Air Products will conduct a very public “proxy contest” in an attempt to get its nominees elected and by-law amendments passed. It is not uncommon for companies pursuing a hostile offer to make personal attacks and to attempt to characterize historical performance in the least favorable light. Regardless of what tactics are ultimately employed, let us stay true to our values and remain focused on what is most important – continuing to serve our customers and create value for our stockholders.

Soon, both Airgas and Air Products will begin soliciting votes from stockholders through proxies. A proxy is written authorization given by a stockholder that allows someone else, such as the company’s management or another stockholder, to cast his/her vote at a stockholder meeting. In this situation, both Airgas and Air Products will provide stockholders with individual, separate proxy cards, each with its own color. Airgas will be using the WHITE proxy card to solicit votes in support of the incumbent directors.

As the Annual Meeting approaches, we will be filing additional materials regarding Airgas’ historical and anticipated future performance and will continue to meet and speak with stockholders to discuss the Air Products offer, its nominees and proposals. We will also be communicating with our stockholders and other interested parties through press releases, letters and presentations, and, as such, you are likely to see an increasing number of headlines and articles regarding Airgas. Those of you who are stockholders will also receive materials in the mail.

As always it is important for Airgas to speak with one voice. Should you receive any media inquiries, please forward them to Jay Worley, Vice President–Communications and Investor Relations, at 610-902-6206 or jay.worley@airgas.com. All investor inquiries should go to Barry Strzelec, Manager-Investor Relations, at 610-902-6256 or barry.strzelec@airgas.com.

We will continue to provide updates as this process moves forward. I’ve mentioned before that the current situation shines a spotlight on Airgas, highlighting our many accomplishments and our attractive future. It is a clear reflection of the energy, motivation, and teamwork that you demonstrate every day. Let’s stay focused on running our business so that we can continue achieving our objectives and building on our extraordinary track record of success.

Thank you again for your commitment to Airgas.

Sincerely,

Peter McCausland

Chairman and Chief Executive Officer

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

In addition, Airgas has filed a preliminary proxy statement on Schedule 14A with the SEC on June 21, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. Airgas expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders and may file other proxy solicitation material in connection therewith. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2010, which was filed with the SEC on May 27, 2010, its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009 and its preliminary proxy statement for the 2010 Annual Meeting, which was filed with the SEC on June 21, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.